AGREEMENT **T/M**

BETWEEN: **107684 CANADA INC.**
O/A TELSEC BUSINESS CENTRES

hereinafter called "Landlord"

-and-

Authentic Teas

hereinafter called "Tenant"

1. **DESCRIPTION OF PREMISES, FACILITIES AND SERVICES**

The Landlord hereby agrees to rent to the Tenant and the Tenant hereby agrees to rent from the Landlord, for the term, and subject to the conditions and covenants hereinafter set forth, the services for telephone answering, and handling of reasonable amounts of mail at the premises located in Suite 1801, 1 Yonge Street, Toronto, Ontario, (the "Premises"), together with the privilege to use in the Premises, in common with other Tenants and parties that the Landlord may designate certain facilities and services in connection with the Premises which are more particularly described in Part III of Schedule "A" attached hereto (the "Services and Facilities") and by this reference made a part of this Agreement.

The Tenant hereby acknowledges that the rent paid under this Agreement is for the rental of the Services and Facilities set out in Part III of Schedule "A" only and any cost for additional facilities or services described in PART II of Schedule "A" are the sole responsibility of the Tenant.

2. **USE**

The use of the Premises, Services and Facilities shall be limited to use by the Tenant to a maximum of one (1) person at any time. The parties to this Agreement agree that the Premises shall be used as legitimate business premises and for no other purpose and in accordance with the Rules and Regulations appended to this Agreement or otherwise promulgated by the Landlord from time to time. The Tenant may not make any alteration or improvement to any part of the Premises.

3. **TERM**

This Agreement shall be on a month to month basis commencing on the 1 day of [illegible].

In the event that either party intends to terminate, such party shall notify the other party in writing at least sixty (60) days prior to the termination date. The termination date shall be the last day of the termination month.

4. **RENT**

The Tenant agrees to pay rental for the said services and the Facilities during the term to this Agreement at the monthly rate of $75.00 payable in advance on the first day of each month. The Tenant agrees to pay the rental for the first month and last month and the security deposit totalling $180.00 upon signing this Agreement.

5. **SECURITY DEPOSIT**

The Tenant agrees to pay the Landlord the sum of $30.00, which will be held by the Landlord as security for the full performance of the terms, conditions and covenants of this Agreement, and kept as well for the cost of any replacement due to loss of property or repair of damage in excess of reasonable wear and tear. The Landlord agrees that the security deposit is to be refunded after any necessary deductions within thirty (30) days from surrender of the services and payment by the Tenant of all outstanding accounts. If the Landlord determines that any loss, damage or injury chargeable to the Tenant hereunder exceeds the security deposit, the Landlord at its option, may retain the security deposit as liquidated damages or may apply the sum against any actual loss, damage or injury and the balance thereof will be the responsibility of the Tenant. It is further understood and agreed that the security deposit it not to be considered the last rental payment under this Agreement.

6. **ADDITIONAL FACILITIES AND SERVICES**

The Landlord agrees to make available to the Tenant upon request certain other facilities and services as described in Part II of Schedule "A" attached hereto and by this reference made a part of this Agreement. The Tenant acknowledges that such facilities and services are not covered by the base rent and agrees to pay the Landlord for the facilities and services described at the standard rates prevailing at the time the facilities and services are used, or at those rates that may reasonably be assessed by the Landlord from time to time or in special cases, upon presentation of the invoices.

The Tenant acknowledges that services are to be performed on a first come, first served basis.

7. OVERDUE ACCOUNTS AND DEFAULT

The Tenant agrees to pay a 2% per month interest charge to the Landlord on overdue accounts for rental or otherwise. The Tenant agrees that should he default in payment of rental or any other amount payable hereunder, or in the performance of any other terms or conditions of this Agreement, then this Agreement may, at the Landlord's option be terminated and the Tenant shall forthwith pay all monies owing or accruing up to the date of such termination.

8. LIABILITY

The Landlord shall not be liable to the Tenant for any injury or damage to the Tenant's person or property or that of his invitees or licensees however caused including without limitation resulting from the acts or omissions of Landlord's employees, persons leasing office space or services from the Landlord or other persons occupying any part of the Premises or for any failure of services provided such as electricity, water or gas or for any injury or damage to property to persons caused by any person or by the Landlord's failure to repair.

The Landlord and its employees shall not be responsible for shortages in, damages to or condition of any parcels, cartons, goods, or monies received. In utilizing the Services and Facilities or additional services or facilities hereunder, the Tenant agrees that for the purpose of risk, loss, errors, or omissions, the persons providing the services shall be deemed to be the employees of the Tenant and not that of the Landlord. The Landlord makes no warranties as to the skill, competency or integrity of the person performing these services and the Tenant agrees to satisfy itself as to the completeness and accuracy of all work product produced.

The Tenant shall be responsible for all damage or loss caused to the Premises, except for reasonable wear and tear and the Tenant shall pay for all repairs and replacement thereof during the term and upon the termination of this Agreement. Tenant shall be responsible for insuring its own property located on the Premises.

9. TELEPHONE SERVICE

The Tenant acknowledges that he is responsible to pay Telsec Business Centre directly for the assignment and rental of the telephone number at a rate of $40.00/month and the cost of the line of the system charge of $11.35/month plus applicable taxes. In addition, the Tenant agrees to pay the Landlord for the initial charge to hook-up the telephone line to the main switchboard as set out in Part II of Schedule "A" attached to this Agreement.

10. TAXES

The Tenant shall be responsible for payment on account of business/realty taxes in amount of $2.00 per month which amount shall be deemed to be rent for the purposes of this Agreement. In the event any present or future tax or government levy of any kind (other than the Landlord's income taxes) has the effect of increasing the cost of the provision by the Landlord of the services contemplated by this agreement or decreases the profit enjoyed by the Landlord as a result hereof, Landlord shall have the right to immediately increase the charges to the Tenant hereunder in an amount sufficient, in its discretion, to fairly compensate it for the increased cost or decreased profit. The Tenant acknowledges that charges under this Agreement are subject to Goods and Services and Tax and agrees to pay such tax as and when due.

11. ASSIGNMENT

The Tenant under no circumstances may assign this Agreement or any part hereof without the written consent of the Landlord, which consent may be unreasonably or arbitrarily withheld.

12. RECEIVING AND STORING MATERIALS

The Tenant hereby appoints the Landlord its agent for the limited purpose of receiving and storing documents, packages and communications addressed to or delivered for the Tenant such as, but not limited to, envelopes, files, packages and any other items sealed or open, that are delivered by hand, by mail, by courier or by any other physical means ("Deliveries").

13. RELATIONSHIP OF THE PARTIES; STORER'S LIEN

It is the express understanding and agreement of the parties that no bailment or deposit of goods for safekeeping is intended or created hereunder. It is further understood that the Landlord is not a "warehouseman" for purposes of attributing liability to it under statute or common law. Notwithstanding the foregoing, the parties agree that the Landlord is entitled to a lien under the provisions of the Repair and Storage Liens Act of Ontario (and similar legislation of other Provinces) against all Deliveries, for payment of all charges arising from time to time for any purpose under this Agreement.

14. EMPLOYMENT OF THE LANDLORD'S EMPLOYEES

The Tenant hereby acknowledges that the Landlord has expended considerable time, effort and expense in training the Landlord's employees so as to provide high quality service to the Tenant. The Tenant further acknowledges that were the Tenant to hire any such employees, the Landlord would be forced to expend additional time, effort and expense in training new employees, the amount of which cannot be determined with certainty. Therefore, for the duration of this agreement and for a period of twelve (12) months thereafter, should the Tenant offer to employ, hire or contract with or refer for hire to a third party (collectively, "Offer"), directly or indirectly in any manner whatsoever, any person who was an employee of or contract service provider to the Landlord at any time during the twelve month period immediately preceding such Offer, the Tenant shall forthwith pay to Landlord the sum of $15,000.00 as a procurement fee.

15. TERMINATION

The Tenant may not terminate this Agreement prior to the herein agreed date of expiration unless prior written consent is obtained from the Landlord. The Landlord has the right to terminate this Agreement at any time, without prior notice, for the Tenant's failure to comply with any part of this Agreement.

16. OTHER BUSINESS CENTRES

The Tenant agrees with the landlord that for a period of two years from the last day of the Term, the Tenant will not acquire any ownership interest in or develop, sponsor, participate in or join any organization, which owns or is developing any other business centre, which competes with the landlord.

17. SEVERABILITY

In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part thereof.

18. NOTICES

Any notice required or permitted to be given hereunder shall be given by delivery to the addressee at the Premises and shall be deemed to be given at the time of actual delivery.

19. TIME

Time shall be of the essence hereof.

20. GENERAL

This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and shall not be modified, changed or altered in any respect except in writing acknowledged by both parties.

DATED at the City of Toronto, this 2 day of July, 2000

Tenant "signed"

Per:____________________
(Duly Authorized Officer)

Landlord
107684 Canada Inc.
O/A Telsec Business Centres
"signed"

Per:____________________
(Duly Authorized Officer)

RULES AND REGULATIONS

(1) Tenants will conduct themselves in a business-like manner; proper attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other tenants.

(2) The Tenant shall not make any alterations to the Premises without the prior written consent of the Landlord.

(3) Tenant will not affix anything to the walls of the office Premises without the prior written consent of the Landlord.

(4) Tenant will not prop open any corridor doors, exit doors or door connecting corridors after business hours.

(5) All corridors, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than egress and ingress.

(6) No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

(7) The Tenant shall not, without the Landlord's written consent, store or operate any fax machine, photocopier or any other large business machines or reproduction equipment, or conduct a mechanical business thereof, do any cooking thereon, or use or allow to be used on the premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting.

(8) If the Tenant requires any special wiring for business machines or otherwise, such wiring shall be done by an electrician designated by the Landlord. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained by the Landlord at an agreed cost to the Tenant.

(9) The Landlord and its agents shall have the right to enter the premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall be deemed necessary for the preservation, safety or improvement of said office without in any way being deemed or held to have committed an eviction of the Tenant therein.

(10) The Tenant shall give the Landlord immediate access to the premises to show said premises on Tenant giving notice of intent to vacate in accordance with the provisions of the Agreement. The Tenant shall in no way hinder the Landlord from showing said premises.

(11) Tenant will bring no animals on the premises.

(12) Tenant shall not remove furniture, fixtures or decorative material from the Premises without written consent of the Landlord.

(13) The Landlord reserves the right to make such other reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the offices.